                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                          BLUE RIVER BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                             1999 NOTICE OF ANNUAL
                              SHAREHOLDERS MEETING
                                      AND
                                PROXY STATEMENT

                                     [LOGO]

LOGO

                                                                  April 30, 1999

Dear Shareholder,

     On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on May 27, 1999. At the meeting, we will review our performance for fiscal year 1998 and our expectations for the future.

     A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 1998 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

     I look forward to seeing you on May 27th.

                                          Sincerely,

                                          ROBERT C. REED

                                          Robert C. Reed
                                          Vice Chairman
                                          President & CEO

LOGO

                               NOTICE OF THE 1999
                         ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 30, 1999

     The Annual Meeting of Shareholders of Blue River Bancshares, Inc. will be held on May 27, 1999, at 10:00 a.m., at the Ramada Inn, 1810 N. Riley Highway, Shelbyville, Indiana, to consider and take action on the following matters:

     1. Election of two directors to serve a three-year term expiring in 2002;

     2. Ratification of the appointment of Deloitte & Touche LLP as independent certified public accountants for fiscal year 1999; and

     3. Transaction of any other business that is properly raised at the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" THE TWO PROPOSALS.

                                                          D.WARREN ROBISON
Shelbyville, Indiana                                      D. Warren Robison
                                                          Secretary

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Annual Meeting Information..................................       1
  Who is entitled to vote?..................................       1
  What am I voting on?......................................       1
  How does the Board of Directors recommend I vote on the
     proposals?.............................................       1
  Who will solicit the proxies?.............................       1
  How do I vote?............................................       1
  What is a quorum?.........................................       2
  What vote is required to approve each item?...............       2
  Who will count the vote?..................................       2
  What are the deadlines for shareholder proposals for next
     year's Annual Meeting?.................................       2

Securities Ownership of Management..........................       2
  Security Ownership of Directors and Executive Officers....       2
  Section 16(a) -- Beneficial Ownership Reporting
     Compliance.............................................       3

Securities Ownership of Certain Beneficial Owners...........       3
Directors and Executive Officers of the Company.............       3

Item 1 -- Election of Directors.............................       4
  Nominees..................................................       4
  Board Committees and Meeting Attendance...................       5
  Executive Committee.......................................       6
  Audit Committee...........................................       6
  Compensation Committee....................................       6
  Nominating Committee......................................       6

Compensation of Directors...................................       7
  Directors' Stock Option Plan..............................       7

Report of the Compensation Committee of the Board of
  Directors.................................................       7
  Role of the Committee.....................................       7
  Executive Compensation Program............................       8
  Fiscal Year 1998 CEO Compensation.........................       8
  Policy on Deductibility of Compensation...................       8
Compensation of Executive Officers..........................      10
  Summary of Compensation...................................      10
  Option Exercises in Fiscal 1998 and Fiscal Year-End Option
     Values.................................................      10
  Employment Agreement for Executive Officer................      10
  Employee Stock Option Plan................................      11
  Savings Plan..............................................      11
  Annual Bonus Plan.........................................      12
  Indebtedness of Management................................      12
  Related Transactions......................................      12
  Tax Indemnification Agreement.............................      13

Item 2 -- Ratification of Appointment of Independent
  Certified Public Accountants..............................      13

Item 3 -- Other Matters.....................................      13

Glossary....................................................      14

                          BLUE RIVER BANCSHARES, INC.
                           29 East Washington Street
                           Shelbyville, Indiana 46176

                                PROXY STATEMENT

                           ANNUAL MEETING INFORMATION

     This proxy statement contains information related to the Annual Meeting of Shareholders of Blue River Bancshares, Inc. to be held on May 27, 1999, beginning at 10:00 a.m., at the Ramada Inn, 1810 N. Riley Highway, Shelbyville, Indiana, and at any postponements or adjournments thereof. The proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to Shareholders on or about April 30, 1999.

WHO IS ENTITLED TO VOTE?

     Shareholders owning our Common Stock on April 26, 1999 which is the record date of the Annual Meeting are entitled to vote at the meeting, or any postponement or adjournment of the meeting. Each Shareholder has one vote per share on all matters to be voted on. On April 26, 1999, there were 1,490,870 shares of Common Stock outstanding.

WHAT AM I VOTING ON?

     You will be asked to elect nominees to serve on the Board of Directors for a three-year term expiring in 2002 and to ratify the appointment of our independent accountants for 1999. The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the Shareholders should arise, the Proxies will vote in accordance with their best judgment.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

     The Board recommends a vote FOR each of the nominees and FOR the appointment of Deloitte & Touche LLP as our independent certified public accountants for the 1999 fiscal year.

WHO WILL SOLICIT THE PROXIES?

     The cost of soliciting proxies will be borne by the Company. In addition to use of mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock and will reimburse them for the cost of forwarding the material.

HOW DO I VOTE?

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your Proxies will vote for the persons nominated for election as directors and in favor of ratifying the appointment of Deloitte & Touche LLP as independent certified public accountants for the 1999 fiscal year. You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Secretary, Blue River Bancshares, Inc., 29 East Washington Street, Shelbyville, Indiana 46176, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

WHAT IS A QUORUM?

     A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Indiana law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Indiana law. Broker non-votes will not affect the outcome of a vote on a particular matter.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting to be approved.

WHO WILL COUNT THE VOTE?

     Tellers appointed at the Annual Meeting will tabulate the votes cast by proxy or in person.

WHAT ARE THE DEADLINES FOR SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING?

     Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than December 31, 1999. If the Company does not receive notice of any other matter that a Shareholder wishes to raise at the Annual Meeting in 2000 by 120 days prior to the meeting and a matter is raised at that meeting, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary.

                       SECURITIES OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock beneficially owned by each director and Named Executive, and by the directors and all of the Company's executive officers as a group. The table shows ownership as of February 28, 1999.

     For purposes of reporting total beneficial ownership, Shares which might be acquired through stock option exercises are included.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                             AGGREGATE NUMBER
                                                               OF SHARES OF
                                                               COMMON STOCK      PERCENT OF
                                                               BENEFICIALLY        COMMON
NAME                                                           OWNED(1)(2)         STOCK
----                                                         ----------------    ----------
Robert C. Reed(3)........................................         34,060            2.28%
Steven R. Abel(4)........................................         23,258            1.56%
Wendell L. Bernard(5)....................................          4,460             .30%
Peter G. DePrez..........................................          1,000             .07%
D. Warren Robison(6).....................................         21,151            1.42%
Ralph W. Van Natta(7)....................................          1,929             .13%
Directors and executive officers as a group (8 persons
  including those listed above)..........................         85,858            5.76%

---------------

(1) Sole voting and investment power unless otherwise indicated.

(2) Includes 18,600 Shares which executive officers and directors have the right to acquire pursuant to stock options exercisable within sixty days of the date of this Proxy Statement as follows: Robert C. Reed, 6,680; Steven R. Abel, 5,480; D. Warren Robison, 5,480; Ralph Van Natta, 480; Wendell L. Bernard 480; and directors and executive officers as a group (8 persons), 18,600.

(3) Mr. Reed holds 20,500 shares jointly with his spouse and 200 shares jointly with his children.

(4) Mr. Abel holds 1,000 shares jointly with his spouse. Mr. Abel's spouse holds 2,998 shares individually.

(5) Mr. Bernard's shares are held jointly with his spouse.

(6) Mr. Robison holds 4,160 shares jointly with his spouse. Mr. Robison's spouse holds 2,101 shares individually.

(7) Mr. Van Natta holds 434 shares jointly with his spouse.

SECTION 16(A) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records, we believe that during 1998 our directors and executive officers complied with all SEC filing requirements applicable to them.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of February 28, 1999 to the knowledge of the Company, no Shareholder or affiliated group of Shareholders owns of record or beneficially more than 5% of the Company's Common Stock outstanding on that date.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The Directors, including nominees, and Executive Officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor. Each director serves a term of three years or until the election and qualification of his successor.

NAME                                        AGE    OFFICE AND BUSINESS EXPERIENCE
----                                        ---    ------------------------------
Steven R. Abel............................  49     Chairman since August, 1997; Director since March
                                                   1997 (term expires 2000); Chairman and Director of
                                                   the Bank since June 1998, President and Treasurer
                                                   from March 1997 to August 1997; licensed real
                                                   estate appraiser since 1992.
Robert C. Reed............................  33     President and Chief Executive Officer (CEO) since
                                                   August 8, 1997; Vice-Chairman since January, 1998;
                                                   Director since August 1997 (nominee, term expires
                                                   2002); President, CEO and Director of the Bank
                                                   since June, 1998; Vice President, Regional
                                                   Director (Shelby County) of Citizens Bank of
                                                   Central Indiana from April 1996 to August 1997;
                                                   Loan Officer of Norwest Mortgage, Inc. from
                                                   November 1994 to April 1996; Branch Manager of
                                                   American Home Funding from February 1994 to
                                                   November 1994.
D. Warren Robison.........................  33     Senior Vice President since September 1998;
                                                   Secretary since August 1997; Director since March
                                                   1997 (term expires 2001); Director of the Bank
                                                   since June 1998; Vice President and Treasurer from
                                                   August 1997 to June 1998; President and sole
                                                   shareholder of Hoosier Appraisal Service, Inc. and
                                                   a licensed real estate appraiser since 1985. Vice
                                                   President of Hale Abstract Company, Inc., since
                                                   July 1992.

NAME                                        AGE    OFFICE AND BUSINESS EXPERIENCE
----                                        ---    ------------------------------
Wendell L. Bernard........................  54     Director since June 1998 (term expires 2000);
                                                   Director of the Bank since June 1998; Owner and
                                                   operator of a real estate agency located in
                                                   Shelbyville, Indiana. Director and Vice President
                                                   of Finance of Williams Industrial, Inc., a
                                                   manufacturing company until 1997.
Peter G. DePrez...........................  51     Nominee for Director (term expiring 2002);
                                                   Director of the Bank since January 1999; Attorney;
                                                   Advisory Board Member of National City Bank
                                                   (Shelby County) until 1998; Director and Officer
                                                   of Shelby County Newspapers, Inc.
Ralph W. Van Natta........................  69     Director since June 1998 (term expires 2001);
                                                   Director of the Bank since June 1998; Owner and
                                                   operator of a Shelby Travel Center located in
                                                   Shelbyville, Indiana.
Stephen R. Cartwright.....................  51     Vice President and Chief Credit Officer since June
                                                   1998; Senior Vice President for Retail Lending of
                                                   Fort Wayne National Bank from January 1998 to May
                                                   1998; Senior Vice President and Direct Consumer
                                                   Loan Production Manager of First of America from
                                                   February, 1997 to January 1998; First of America's
                                                   Vice President of Indirect Lending from December
                                                   1991 to February 1997.
Bradley A. Long...........................  35     Vice President and Chief Financial Officer since
                                                   March 1998; Vice President of First of America
                                                   Bank Corporation's Bankcard Division in Kalamazoo,
                                                   Michigan from March 1997 to February 1998; First
                                                   of America's Vice President-Financial Analysis
                                                   Manager from April 1994 to March 1997.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES

     Two directors will be elected at the Annual Meeting. Directors will serve a three-year term until the 2002 annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced.

     The nominees are as follows:
---------------------------------------------------

        Robert C. Reed
        Director since 1997
        Age 33
---------------------------------------------------

     Mr. Reed is the Vice-Chairman, President and Chief Executive Officer of the Company. He is also President and Chief Executive Officer of Shelby County Bank, the Company's wholly-owned bank subsidiary. Mr. Reed has over fourteen years of banking experience in Shelby County. From April of 1996 to August of 1997, he was Vice President and Regional Director for Citizens Bank. In this position, he headed Citizens Bank's operations for the Shelby County market and served on the bank's management committee. During Mr. Reed's banking career he has served in various lending and administrative positions in Shelby County. His banking career began with Farmers National Bank (now a part of National City Bank, Indiana) where he served for over eight years with responsibilities for lending and branch administration. Mr. Reed was then employed by Irwin Union Bank and Trust Company from September 1992 to January 1994 as a branch officer and also had mortgage lending responsibilities from September 1992 to January 1994. Mr. Reed was subsequently employed by American Home Funding. Norwest Mortgage, Inc. next hired Mr. Reed as a loan officer. He then went to work for Citizens Bank.

     Mr. Reed also has served on the boards of various civic and service organizations. He is the past President of the Town Council in Morristown, Indiana where he worked extensively with economic development efforts. Mr. Reed is currently serving on the Board of Directors of the Shelby County Chamber of Commerce, Board of Directors of Shelby County Development Corporation, Board of Directors of Blue River Development Corporation, Board of Directors of Shelby Industrial Development, Inc., Board of Directors of Mainstreet Shelbyville, Inc. and is a Member of Community Bankers of Indiana.
---------------------------------------------------

        Peter G. DePrez
        Nominee
        Age 51
---------------------------------------------------

     Mr. DePrez practices general law with Brown, Linder & DePrez, P.A., Shelbyville, Indiana. Mr. DePrez received his undergraduate education at Trinity college in Hartford, Connecticut and his J.D. degree from Indiana University in 1973. Mr. DePrez served as the Shelby County Deputy Prosecuting Attorney from 1974 to 1977. He practiced law with the firm of Robison, DePrez, Lux & Schooley P.A. from 1973 to 1988.

     Mr. DePrez is also active in the business and service communities of Shelbyville and Shelby County. He is a member of the Shelby County Development Corporation and a member of the board of directors of Shelbyville Newspapers Inc., Shelby Industries, Inc., Shelby Industrial Development, Inc. and Blue River Development Corporation. He is a director and officer of Shelby County Newspapers, Inc. and is also the managing partner of RM&D Realty.

     Mr. DePrez also served as a member of the Board of Directors of Farmers National Bank of Shelbyville from 1976 until its subsequent merger with Merchants National Bank and Trust Company. Thereafter, he served as an advisory board member for Merchants National Bank and its successor National City Bank of Indiana until 1998.

     Mr. DePrez is a member of the Shelby County Bar Association (where he served as President for 1984 and 1985). He is also a member of the Indiana Bar Association, the American Bar Association, the Indiana Trial Lawyer Association and the Association of Trial Lawyers of America.

BOARD COMMITTEES AND MEETING ATTENDANCE

     The Board of Directors has four committees, the Executive Committee, the Audit, Compensation and Nominating Committees. Committees report their actions to the full Board at its next regular meeting. A description of the duties of each committee follows the table below.

                     COMMITTEE MEMBERSHIP AND MEETINGS HELD

NAME                                          EXECUTIVE    AUDIT    COMPENSATION    NOMINATING
----                                          ---------    -----    ------------    ----------
Robert C. Reed............................        /                      /
Steven R. Abel............................        *                                     *
Wendell L. Bernard........................                   /           /
D. Warren Robison.........................        /          *           *              /
Ralph W. Van Natta........................                   /           /              /
No. of Meetings in Fiscal 1998**..........        3          4           3              2

---------------
/   Member

*   Chairperson

** The Board held 7 meetings in 1998. Each director attended all meetings of the Board of Directors and Committees of the Board.

EXECUTIVE COMMITTEE

     - When the Board is not in session, has all of the power and authority of the Board except under certain circumstances.

AUDIT COMMITTEE

     - Examines the activities of the Company's independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures.

     - Reviews the Company's accounting policies and the objectivity of its financial reporting.

     - Considers annually the qualifications of the Company's independent auditors and the scope of their audit and makes recommendations to the Board as to their selection.

     - Receives reports from the internal auditors and reviews the scope of the internal audit program.

COMPENSATION COMMITTEE

     -  Establishes executive compensation policies and programs.

     -  Establishes the base salaries for executive officers.

     - Reviews the Company's management development and succession planning policies.

     -  Administers the Company's stock option plans and employee bonus plan.

NOMINATING COMMITTEE

     - Reviews the qualifications of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

     - Considers as nominees for director qualified persons recommended by directors, management and shareholders. The Nominating Committee also considers proposals from Shareholders for any new business. Written recommendations for director nominees and proposals for any new business should be delivered to the Secretary, Blue River Bancshares, Inc., 29 East Washington Street, Shelbyville, Indiana 46176. Any Shareholder desiring to make a nomination for director or a proposal for any new business must notify the Secretary of the Company 120 days prior to the meeting. Notification must include certain information detailed in the Company's Articles of Incorporation.

                           COMPENSATION OF DIRECTORS

     The following table shows all components of director compensation for 1998:

                           DIRECTORS' COMPENSATION(1)

                                                      CASH          EQUITY
                                                    COMPONENT    COMPONENT(2)     OTHER(3)
                                                    ---------    -------------    ---------
Board attendance fee per Director (per month)...     $1,200
Committee Chairperson fee (per month)...........     $  300
Grants of stock options per Director............                     2,400
Other benefits paid in 1998.....................                                   $5,973

---------------

(1) A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any Committee of the Board.

(2) An award of option representing 2,400 shares of common was made to each director effective June 22, 1998 pursuant to the Directors' Stock Option Plan described below.

(3) Total amount of Health, Life and Disability insurance premiums paid for directors Abel and Bernard and Life and Disability insurance premiums paid for director Robison.

DIRECTORS' STOCK OPTION PLAN

     The Board of Directors of the Company adopted, with the approval of shareholders, a nonqualified stock option plan which provides for the grant of nonqualified stock options to those individuals who serve as Directors of the Company or any of its subsidiaries, including the Bank.

     The Directors' Stock Option Plan provides for the grant of nonqualified stock options with an exercise price per share of the greater of the public offering price of $12.00 per share or the fair market value of a share on the date of grant. A total of 100,000 shares of Common Stock are reserved for issuance under the Directors' Stock Option Plan. Options granted under the Directors' Stock Option Plan become exercisable on the date of grant to the extent of 20 percent of the shares covered by the option and will vest with respect to an additional 20 percent of the shares on each anniversary of the date of the grant. The unexercised portion of each option automatically expires, and is no longer exercisable, on the earlier to occur of the following: (i) 15 years after the option is granted, (ii) three months after the person who was granted the option ceases to be a director, other than due to permanent disability, death, or for cause, (iii) one year following the death or permanent disability of the director, or (iv) termination of the director's services, for cause. No option will be granted under the Directors' Stock Option Plan after July 31, 2007. In the future, an individual will become eligible to receive grants of options under the Directors' Stock Option Plan upon his election to a qualifying board of directors but will not receive additional options because he is a member of more than one such board.

              REPORT OF THE COMPENSATION OF THE BOARD OF DIRECTORS

ROLE OF THE COMMITTEE

     The Committee establishes and oversees the Company's executive compensation policies and programs. The Committee also recommends to the Board of Directors base salaries, target bonus levels, actual bonuses, and long-term incentive awards to be paid to executive officers. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

     Our Committee is comprised of four directors, two of whom are officers of the Company, but one is not compensated as such. Compensation for Mr. Reed is determined by the Compensation Committee under the process described in this report. Although Mr. Reed is a member of the Compensation Committee, he does not participate in the discussion of, or vote upon, his compensation.

EXECUTIVE COMPENSATION PROGRAM

     The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation, as stated above, should be tied to the performance of the business and be aligned with benefits realized by the Company's shareholders.

     Compensation for Company executives consists of both cash and equity based opportunities. The annual cash compensation consists of (i) base salary and (ii) annual bonus opportunity under the Company's Annual Bonus Plan. Equity based opportunities are provided on a long-term basis under the Company's 1997 Key Employees' Stock Option Plan.

     The Committee determines base salary ranges for executive officers based upon competitive pay practices in the business in which the Company competes.

     Annually the Committee reviews actual salaries of executive officers based on judgments of past performance, job duties, scope and responsibilities, and expected future contributions. The most recent past performance is the prime determinant.

     The Committee also oversees the Company's Annual Bonus Plan for employees. We establish challenging objectives based on business prospects.

     Each year, after completion of the audit of the Company's financial statements, the Committee reviews business results and the individual performance of each executive officer and determines cash bonus payments under the terms of the Annual Bonus Plan.

FISCAL YEAR 1998 CEO COMPENSATION

     The compensation for Mr. Reed recommended to the Board of Directors was based upon a number of factors and criteria. These include the procedure for determining base salary ranges, actual salaries within ranges, Annual Bonus Plan targets and long-term incentive awards described earlier in this report.

     Base Salary. For 1998, the Committee determined that Mr. Reed's base salary be increased by 18% over the level set for 1997. The Committee's determination was based on the fact that Mr. Reed was compensated at the low end of his salary range and the Committee felt it was appropriate that his base salary be advanced further in the range in light of the Company's successful public offering and acquisition of Shelby County Bank. The Committee also considered Mr. Reed's excellent overall leadership and his positive impact on Shelby County Bank.

     Annual Bonus. For 1998, Mr. Reed earned the annual bonus shown on page 10 based on (i) the fact that the Company successfully completed its public offering, (ii) the acquisition of Shelby County Bank and (iii) Mr. Reed's individual contributions as CEO of both the Company and Shelby County Bank, recognizing, among other things, initiatives in business development activities.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 for compensation paid to the Chief Executive Officer and other Named Executive Officers unless certain requirements are met. One of the requirements is that compensation over $1,000,000 must be based upon attainment of performance goals approved by shareholders. The 1997 Key Employees' Stock Option Plan was approved by the Company's shareholders and was designed to meet the requirements of Section 162(m) with respect to the stock option deductibility cap.

                             Compensation Committee

                          D. Warren Robison, Chairman
                               Wendell L. Bernard
                               Ralph W. Van Natta
                                 Robert C. Reed

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows cash and other compensation paid or accrued during the last fiscal year to the Company's Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                          SHARES
                                        FISCAL                          UNDERLYING      ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR    SALARY(1)   BONUS(2)    OPTIONS     COMPENSATION(3)
     ---------------------------        ------   ---------   --------   ----------   ---------------
Robert C. Reed........................   1998    $117,172    $20,000       8,400         $6,133
  Vice Chairman,                         1997      42,309        -0-      25,000            -0-
  President and Chief Executive
  Officer

---------------

(1) Mr. Reed's annual salary in 1997 was $110,000 and his employment began on August 11, 1997.

(2) Bonuses earned under the Annual Bonus Plan are for the year reported, regardless of the year paid. The Company's Annual Bonus Plan is based on the achievement of business and/or financial performance objectives which support business plans and goals.

(3) Includes $3,094 of life, health and disability insurance premiums, $1,414 for the use of the Company's automobile and $1,625 compensation accrued to Mr. Reed pursuant to the 401(k) plan.

OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

     Stock Options. The following tables summarize stock options granted to and exercised by the executive officer named in the Summary Compensation Table during 1998, and the value of the options held by such person at December 31, 1998.

                             OPTION GRANTS IN 1998

                                                       PERCENT OF
                                      NUMBER OF       TOTAL OPTIONS
                                       SHARES          GRANTED TO
                                     UNDERLYING       EMPLOYEES IN     EXERCISE
NAME                               OPTIONS GRANTED        1998          PRICE      EXPIRATION DATE
----                               ---------------    -------------    --------    ---------------
Robert C. Reed.................         6,000(1)          31.5%         $12.00      June 22, 2008

---------------

(1) Represents number of options awarded as an Executive Officer. Does not include 2,400 options awarded as a Director of the Company.

         AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                      DECEMBER 31, 1998             DECEMBER 31, 1998
                              ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                         ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------   -----------   -------------   -----------   -------------
Robert C. Reed.............      -0-         -0-         6,680         26,720           -0-            -0-

EMPLOYMENT AGREEMENT FOR EXECUTIVE OFFICER

     The Board of Directors of the Company has approved a three-year employment contract with its Vice Chairman, President and Chief Executive Officer, Robert
C. Reed. Each year, the contract can be extended for additional one-year terms to maintain a three-year term unless notice is properly given by either party to the contract. Unless extended further, the contract will expire in 2001.

Mr. Reed receives his current salary under the contract, which salary is subject to increases approved by the Board of Directors. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Mr. Reed may terminate his employment upon 60 days' written notice to the Company. The Company may discharge Mr. Reed "for cause" (as defined in the contract) at any time or upon the occurrence of certain events specified in the contract. Upon termination of Mr. Reed's employment by the Company for other than cause or in the event of termination by Mr. Reed "for cause" (as defined in the contract), Mr. Reed will receive his base compensation under the contract (a) for an additional three years (or the remaining term of the contract, if shorter) if the termination follows a change of control (as defined in the contract), or (b) for an additional two years (or the remaining term of the contract, if shorter) if the termination does not follow a change of control. In addition, during such period, Mr. Reed will continue to participate in the Company's group insurance plans or receive comparable benefits. Further, within a period of three months after such termination following a change of control, Mr. Reed will have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. Payments pursuant to the contract will be adjusted, if necessary, in order to avoid any adverse tax consequences to the Company and Mr. Reed under the so-called "golden parachute" provisions of the Code.

1997 KEY EMPLOYEE STOCK OPTION PLAN

     The Board of Directors of the Company adopted a stock option plan which provides for the grant of "incentive stock options" within the meaning of
Section 422 of the Code and of nonqualified stock options (the "Employee Stock Option Plan"). The Employee Stock Option Plan provides for the award of stock options to elected officers and key employees of the Company and its subsidiaries, including the Bank. The exercise price per share for all options granted under the Employee Stock Option Plan will not be less than the greater of $12.00 per share or the fair market value of a share on the date of grant. No option will be granted under the Employee Stock Option Plan after August 27, 2007. The Employee Stock Option Plan was approved by the shareholders of the Company.

     Options may be granted under the Employee Stock Option Plan only to officers and other key employees who are in positions to make significant contributions to the success of the Company. The Compensation Committee administers the Employee Stock Option Plan.

     Options will be exercisable in whole or in part upon such terms and conditions as may be determined by the Committee, but in no event will any incentive stock options be exercisable later than ten years after date of grant.

     A total of 50,000 shares of Common Stock have been reserved for issuance under the Employee Stock Option Plan. As of the date of this Proxy Statement, options for 19,000 shares of Common Stock are outstanding under the Employee Stock Option Plan.

SAVINGS PLAN

     The Blue River Bancshares, Inc. 401(k) Profit Sharing Plan (the "Savings Plan") is a qualified salary reduction plan within the meaning of Section 401(k) of the Code. Under the Savings Plan, all regular employees of the Company and its affiliates are eligible participants under the Savings Plan on the next plan entry date (as defined). An employee who has satisfied this eligibility requirement may participate in the Savings Plan by directing his or her employer to make before-tax salary reduction contributions to the Savings Plan. Contributions may be directed in any integral percentage between 1% and 15% of the employee's basic compensation (as defined) subject to an annual dollar limitation under the Code (currently $10,000). Before-tax salary reduction contributions are fully vested at all times and are invested by participants in investment funds made available by Shelby County Bank, the trustee of the Savings Plan.

     The Company may also make contributions to the Savings Plan, as determined in its sole discretion. If the Company elects to do so, it will contribute a percentage of the compensation deferrals the participants' made that year. Further, the Company, in its discretion, may make a profit sharing contribution to the Savings Plan irrespective of whether the Company has any current or accumulated net profits. Prior to the retirement or death or disability of a participant, the amount of the matching contribution account and profit sharing contribution account that will be vested and payable to each participant upon termination of employment will be determined according to the following schedule:

                                                          PERCENTAGE
YEARS OF SERVICE                                      VESTED AND PAYABLE
----------------                                      ------------------
Less than 1.........................................           0%
1...................................................          20%
2...................................................          40%
3...................................................          60%
4...................................................          80%
5 or more...........................................         100%

ANNUAL BONUS PLAN

     The Company maintains an Annual Bonus Plan which is administered by the Compensation Committee. The Company implemented the Annual Bonus Plan in 1998 which provides for additional compensation in the form of cash incentive payments which are contingent on the achievement of certain corporate and individual performance goals. Payments under the Annual Bonus Plan, if any, are in the discretion of the Compensation Committee. Each employee of the Company and the Bank are eligible to participate in the Annual Bonus Plan.

INDEBTEDNESS OF MANAGEMENT

     It is anticipated that the directors and officers of the Company and the Bank and the companies with which they are associated will have banking and other transactions with the Company and the Bank in the ordinary course of business. It is the Bank's policy that any loans and commitments to lend to such affiliated persons or entities included in such transactions will be made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness, and will not involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank. Applicable law and Bank policy generally require that transactions between the Company or the Bank, and any officer, director, principal shareholder or other affiliate of the Company or the Bank will be on terms no less favorable to the Company or the Bank than could be obtained on an arm's-length basis from unaffiliated independent third parties.

RELATED TRANSACTIONS

     Messrs. Abel, Reed and Robison (collectively, the "Founders") were the sole shareholders of the Company prior to the closing of the Company's public offering on June 26, 1998, and each owned 30,000 Shares. Immediately prior to the closing, the Shares owned by the Founders were redeemed by the Company at their initial cost of $0.20 per Share. The Founders then purchased Shares in the offering at the initial public offering price of $12.00 per Share. The Founders extended to the Company lines of credit in an aggregate amount of $450,000 to fund certain expenses of the

Company. As of June 26, 1998, there was $335,800 outstanding under such lines of credit. All advances under the lines of credit were due and payable on demand. Interest at 8.5% was paid by the Company on the outstanding balances under the lines of credit, which was the prime rate of interest charged by most of the Indianapolis banks at the time such loans were made. The Founders elected to receive repayment of the loans at the closing of the offering in the form of Shares sold in the offering, valued at the initial public offering price of $12.00 per Share. The lines of credit with the Founders were then retired.

TAX INDEMNIFICATION AGREEMENT

     The Company and the Founders are parties to a tax indemnification agreement relating to their respective income tax liabilities associated with the Company. Subject to certain limitations, this tax indemnification agreement generally provides that the Founders, as the sole shareholders of the Company prior to the offering, are indemnified by the Company, and the Company is indemnified by the Founders, with respect to certain federal and state income taxes (plus interest and penalties) shifted between the Founders, on the one hand, and the Company, on the other hand, for taxable years ending either before or after the closing of the offering as a result of adjustments to tax returns of the Founders and the Company.

                    ITEM 2 -- RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors appointed Deloitte & Touche LLP as independent certified public accountants to examine and report on the consolidated financial statements of the Company for the 1999 fiscal year and recommends that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee and the Board of Directors will consider the appointment of other independent certified public accountants. One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

                            ITEM 3 -- OTHER MATTERS

     The Board of Directors is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the Shareholders should arise, the Proxies (or their substitutes) will vote in accordance with their best judgment.

                       THIS PAGE LEFT BLANK INTENTIONALLY

                                    GLOSSARY

Annual Meeting.............  1999 Annual Meeting of Shareholders of Blue River
                             Bancshares, Inc.

Bank.......................  Shelby County Bank, a wholly-owned Subsidiary of the Company.

Board or Board of
Directors..................  Board of Directors of Blue River Bancshares, Inc.

Common Stock or Stock
  or Shares................  Blue River Bancshares, Inc. Common Stock.

Named Executive............  The Company's Chief Executive Officer.

Proxies....................  Wendell L. Bernard and D. Warren Robison

Securities and Exchange
  Commission or SEC
  or Commission............  The United States Securities and Exchange
                             Commission.

Shareholder................  A holder of Common Stock of the Company.

Company....................  Blue River Bancshares, Inc.

PROXY                     BLUE RIVER BANCSHARES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1999
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Wendell L. Bernard and D. Warren Robison, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Blue River Bancshares, Inc. ("Blue River") which the undersigned beneficially holds of record on April 26, 1999 and would be entitled to vote at the Annual Meeting of Shareholders of Blue River, to be held at the Ramada Inn, 1810 N. Riley Highway, Shelbyville, Indiana, on May 27, 1999, at 10:00 a.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.
         1. The election as directors of Robert C. Reed and Peter G. DePrez, each for a three year term.
                  [ ] FOR               [ ] WITHHOLD            [ ] FOR ALL
EXCEPT
       INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

   -----------------------------------------------------------------------------
         2. Ratification of the appointment of Deloitte & Touche LLP as auditors for the fiscal year 1999.

                  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN
         3. In their discretion, on such other matters as may properly come before the Annual Meeting.
                          PLEASE SIGN ON REVERSE SIDE

                          (CONTINUED FROM OTHER SIDE)
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND THE RATIFICATION OF PROPOSAL 2. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

                                               DATED:                     , 1999
                                                     ---------------------

                                               ---------------------------------
                                                  (Signature of Shareholder)

                                               ---------------------------------
                                                  (Signature of Shareholder)

                                               Please sign exactly as your name
                                               appears on your stock
                                               certificates and on the label
                                               placed to the left. Joint owners
                                               should each sign personally.
                                               Trustees, guardians, executors
                                               and others signing in a
                                               representative capacity should
                                               indicate the capacity in which
                                               they sign.